EXHIBIT 10.2


                        AMERICAN INTERNATIONAL GOLF, INC.
                         NATIONAL GOLF PROPERTIES, INC.
                    NATIONAL GOLF OPERATING PARTNERSHIP, L.P.
                          2951 28TH STREET, SUITE 3001
                           SANTA MONICA, CA 90405-2961

                                                                   July 22, 2002

American Golf Corporation
2951 28th Street, Suite 3000
Santa Monica, CA 90405-2961



         Re: Rent Deferral Agreement
             -----------------------

Ladies and Gentlemen:

         Reference is hereby made to that certain Agreement and Plan of Merger and Reorganization (as it may be amended or supplemented from time to time, the "REORGANIZATION AGREEMENT"), dated as of March 29, 2002, among American International Golf, Inc. ("NEWCO"), National Golf Properties, Inc. ("NGP"), National Golf Operating Partnership, L.P. ("NGOP"), American Golf Corporation ("AGC"), Golf Enterprises, Inc. ("GEI"), David G. Price and Dallas P. Price, the David G. Price Trust and the Dallas P. Price Trust, the AGC Contributors and the Transferred Entity Contributors. Capitalized terms used but not defined herein shall have the meanings as set forth in the Reorganization Agreement.

         On July 23, 2002, AGC entered into a Restructuring Agreement and Limited Waiver (the "RESTRUCTURING AGREEMENT"), with Bank of America, N.A. ("BANK OF AMERICA") relating to the Credit Facility, dated as of July 30, 1996, between Bank of America, AGC (the "BOFA CREDIT FACILITY"), and the holders (the "NOTEHOLDERS") of the 9.35% senior secured notes due July 1, 2004 issued by AGC. In connection with the Restructuring Agreement, Newco, NGP and NGOP have agreed to forbear from enforcing payment of certain rent now or hereinafter delinquent and lease termination fee receivables due from AGC on the terms and subject to the conditions set forth herein. In accordance with such intention, the parties to this letter agreement hereby covenant and agree to the conditional waiver of certain rights and obligations under the Reorganization Agreement and to the performance of certain additional obligations, in each case subject to the terms and conditions set forth below.

         1. Newco, NGP and NGOP waive the provision of Section 10.8 of the Reorganization Agreement to the extent set forth in this agreement. NGOP and NGP agree to forbear from enforcing payment of rent and lease termination fee receivables that may now or hereinafter be due from AGC and GEI to NGOP or NGP, but only to the extent necessary and for the period of time necessary to permit the following payments to be made in the order set forth in paragraph 2 below, up to a "MAXIMUM DEFERRAL AMOUNT." The Maximum Deferral Amount as of any date shall equal the amount of delinquent rent and lease termination fee receivables on June 28, 2002 plus, as of any date, the "MAXIMUM DEFERRAL PERCENTAGE" times all "AGC/GEI

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BASE RENT" due from April 1, 2002 through such date. The AGC/GEI Base Rent is set forth on EXHIBIT 1 hereto and shall be adjusted to take into account both rent reductions due to sales of properties and rent escalations and rent increases on account of capital expenditures by NGOP. The Maximum Deferral Percentage is 22.82% (based on a projected $24 million deferral in the aggregate for the year ended March 31, 2003 out of a projected aggregate AGC/GEI Base Rental of $105,192,499 payable for such period, as set forth on EXHIBIT 1 hereto). It is agreed and understood that such rent deferral is being granted only to the extent required for AGC and GEI to make the payments set forth in paragraph 2 below and that any excess net operating income of AGC and GEI after such payments are made shall be paid to NGOP or NGP in respect of any unpaid rent (including any rent that had previously been deferred). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that Costs and Expenses (as defined in the Restructuring Agreement) will be included as an expense item for purposes of calculating net operating income of AGC and GEI.

         2. This forbearance and rent deferral is conditioned upon (x) AGC not making any payments to Bank of America or the Noteholders except as required by the Restructuring Agreement and (y) AGC's, GEI's and David G. Price's agreement to apply the net operating income of AGC and its subsidiaries, GEI and its subsidiaries, American Golf of Glendale, a California corporation, Kansas 19th Hole Corporation, a Kansas corporation, and private liquor clubs related to the properties operated by the aforementioned entities (collectively, the "AGC COMPANIES") on a combined basis after payment of taxes and overhead from April 1, 2002 to the earlier of (i) March 31, 2003 and (ii) the termination of this agreement pursuant to paragraph 6(e) (such period, the "AMENDMENT PERIOD") as follows:

            a. to meet bonding obligations and to make capital expenditures and reserves needed to maintain the courses operated by the AGC Companies (including without limitation NGOP's properties) at an appropriate level of quality, anticipated to be approximately $20,500,000 in the aggregate during the Amendment Period for remedial maintenance and on-going expenditures;

            b. to payment of its current monthly rental obligations, less, if and only if there is not sufficient cash flow to pay the current monthly amounts payable under clauses (c), (d) and (e), that portion of the Maximum Deferral Amount needed to enable AGC and the AGC Companies to pay such current monthly amounts in full;

            c. to payments of current monthly interest due during the Amendment Period to the AGC Companies' bona fide creditors (other than NGP or NGOP) (it being understood that failure to make such payments shall constitute an event of default on the indebtedness due to such creditors whether or not amounts listed in prior clauses of this paragraph have been paid);

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            d. to ratable principal payments to Bank of America and the
            Noteholders, as set forth in the Restructuring Agreement, not to exceed $22,050,510 so long as any delinquent rent and lease termination fee receivables due to NGOP shall be outstanding (it being understood that failure to make such payments shall constitute a Major Default under the Restructuring Agreement whether or not amounts listed in prior clauses of this paragraph have been paid);

            e. reserves for interest and principal payments coming due on such debt to bona fide creditors of the AGC Companies (other than NGP or NGOP) during the Amendment Period and for minimum rental obligations during such period, unless reasonably projected future net operating income after taxes, and overhead will be sufficient to make such payments when due; and

            f. to payment of the balance of the full rent due to NGOP for such month and then to repayment of any deferred rent owing to NGOP for prior months from and after April 1, 2002.

            It is agreed and understood for purposes of this agreement that payments made by AGC to NGOP or NGP at the direction of The Badlands Golf Club, Inc. ("BADLANDS") in satisfaction of Badlands' interest obligations on its mortgage with NGOP do not constitute interest hereunder but rather constitute rent.

         3. It is agreed and understood that by granting this limited waiver Newco, NGP and NGOP are not waiving or subordinating any of their respective claims against AGC for any unpaid rent and lease termination fee receivables. The existing formula for calculating lease termination fees due to or from AGC on the sale of properties shall continue to be used in calculating such fees during the term of this agreement, provided that, notwithstanding anything in paragraph 2 to the contrary, during the Amendment Period, AGC may continue to accrue any lease termination fees due to NGOP or NGP (and not pay such fees in cash or offset) so long as any lease termination fees due to AGC or GEI are not paid in cash or offset.

         4. NGOP agrees to release to AGC the capital expenditure funds set forth on EXHIBIT 2 hereto (which have previously been committed to AGC for capital improvements on the NGOP Properties) in accordance with the terms of the NGOP Leases (subject to Section 7.29 of the Amended and Restated Credit Agreement, dated as of July 30, 1999, among NGOP, NGP, Bank One, NA, as Administrative Agent, and the lenders named therein, as amended). NGP, NGOP, AGC and GEI agree that the previously agreed rent increases set forth in the NGOP Leases shall become effective on the date set forth therein. The "NGOP PROPERTIES" shall mean any real estate asset owned or operated by NGP or NGOP and operated or intended to be operated as, or ancillary to, a golf course.

         5. Representations and Warranties. Each of NGP, NGOP, Newco, AGC, GEI, the David G. Price Trust and David G. Price represent as follows:


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

              (a) such entity or person has the requisite corporate or other power and authority to execute, deliver and perform this letter agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this letter agreement by it and the consummation by the entities of the transaction contemplated by this letter agreement have been duly authorized by all necessary corporate or other action on the part of such entity and no additional approval is necessary to approve this letter agreement or the transactions contemplated hereby;

              (b) this letter agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof; and

              (c) the execution and delivery of this letter agreement by such entity or person do not, and the performance of this letter agreement by it will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental, administrative, judicial or regulatory authority or any other person or (ii) require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such entity or person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or permit (other than any such consent, approval, authorization or permit that has been obtained, or any such filing or notification that has been made, prior to the date hereof).

         6. Miscellaneous.

            (a) This letter agreement may be amended only by an instrument in writing signed by each of the parties to this letter agreement. Each of the parties hereto has received a copy of the Restructuring Agreement and understand that an amendment of this letter agreement without the consent of each Creditor (as defined in the Restructuring Agreement) is a "Major Default" thereunder.

            (b) Except as otherwise provided herein, all of the terms and provisions of this letter agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors of the parties hereto. This letter agreement shall be binding upon and inure solely to the benefit of each party hereto and its successor(s), and nothing in this letter agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement.

            (c) The parties agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                     - 4 -
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            (d) Notwithstanding anything to the contrary in the Reorganization
Agreement, this letter agreement shall not be superseded or merged into the Reorganization Agreement and shall continue as an independent obligation of the parties hereto.

            (e) This agreement shall terminate on the earlier of (x) March 31, 2003, (y) the occurrence of a Major Default under the Restructuring Agreement and (z) upon the occurrence of a breach of paragraph 1 or paragraph 2 hereof at the election of NGP; provided that any payment made pursuant to paragraph 2 in good faith by or on behalf of any of the AGC Companies but that is later disputed in good faith as having been made in breach of this agreement shall not be deemed a breach hereof so long as, within thirty calendar days after such payment is disputed, such payment is repaid to the applicable AGC Company or offset by future payments to be made to the applicable AGC Company.

         Please indicate your acceptance and agreement to the foregoing by signing and returning to us one copy of this letter agreement.

                                      Very truly yours,

                                      AMERICAN INTERNATIONAL GOLF, INC.


                                      By: /s/ Neil M. Miller
                                          ---------------------------------
                                          Name: Neil M. Miller
                                          Title: Secretary and Treasurer

                                      NATIONAL GOLF PROPERTIES, INC.


                                      By: /s/ Neil M. Miller
                                          ---------------------------------
                                          Name: Neil M. Miller
                                          Title: CFO and Secretary

                                      NATIONAL GOLF OPERATING PARTNERSHIP, L.P.


                                      By: National Golf Properties, Inc., its
                                          General Partner

                                          By: /s/ Neil M. Miller
                                              ------------------------------
                                          Name: Neil M. Miller
                                          Title: CFO and Secretary



Accepted and Agreed
as of the date first above written:

AMERICAN GOLF CORPORATION


By: /s/ Edward R. Sause
    -------------------------------
   Name: Edward R. Sause
   Title: CFO

GOLF ENTERPRISES, INC.


By: /s/ David G. Price
    -------------------------------
   Name: David G. Price
   Title: President


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DAVID G. PRICE, as an individual


By:/s/ David G. Price
   -------------------------------


DAVID G. PRICE TRUST


By: /s/ David G. Price
    ----------------------------
   Name:  David G. Price
   Title:  Trustee


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